Exhibit 99.1

Spirit Airlines Announces Proposed Senior Secured Notes Offering by Newly Formed Brand and Loyalty Subsidiaries

MIRAMAR, Fla., August 31, 2020 (GLOBE NEWSWIRE) –Spirit Airlines, Inc. (NYSE: SAVE)(“Spirit”) today announced that Spirit IP Cayman Ltd. (the “Brand IP Issuer”) and Spirit Loyalty Cayman Ltd. (the “Loyalty IP Issuer” and, together with the Brand IP Issuer, the “Issuers”), each a newly formed Cayman Islands exempted company incorporated with limited liability and an indirect wholly-owned subsidiary of Spirit, intend to commence a private offering to eligible purchasers of $600 million in aggregate principal amount of senior secured notes due 2025 (the “Notes”), subject to market and other conditions. The Notes will be guaranteed by Spirit and certain subsidiaries of Spirit. The Notes will be secured by, among other things, a first priority lien on the core assets of Spirit’s loyalty programs (comprised of cash proceeds from its Free Spirit co-branded credit card programs, its $9 Fare Club program membership fees, and intellectual property utilized in connection with the loyalty programs) as well as Spirit’s brand intellectual property.

The Issuers intend to lend the net proceeds from the offering of the Notes to Spirit, after depositing a portion of such proceeds in a reserve account. The final terms and amounts of the Notes are subject to market and other conditions and may be materially different than expectations.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction. The Notes are being offered only to persons reasonably believed to be “qualified institutional buyers” in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes proposed to be offered will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

Forward-Looking Statements

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements related to the proposed terms of the offering described herein, the completion, timing, and size of the proposed offering, and the anticipated use of proceeds from the offering. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the extent of the impact of the COVID-19 pandemic on Spirit’s business, results of operations and financial condition, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel, restrictions on Spirit’s business by accepting financing under the CARES Act, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, and other factors, as described in Spirit’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in Spirit’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.

About Spirit Airlines:

Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments and refreshments — something we call À La Smarte. We make it possible for our Guests to venture further and discover more than ever before. Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S. We serve destinations throughout the U.S., Latin America and the Caribbean and are dedicated to giving back and improving those communities. Come save with us at spirit.com. At Spirit Airlines, we go. We go for you.

Investor Relations Contact:	Media Contact:
Investor Relations	Spirit Media Relations
Investorrelations@spirit.com	Media_Relations@spirit.com
(954) 447-7920	(954) 364-0231